UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2023

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41614	84-1966887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, Pennsylvania 19087
(Address of principal executive offices) (Zip Code)
(888) 378-6240
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MLYS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2023, the Board of Directors (the “Board”) of Mineralys Therapeutics, Inc. (the “Company”) approved the 2022 bonus awards for the Company’s named executive officers. The Board also approved an increase to the target annual bonuses for each of Mr. Congleton and Dr. Rodman and Mr. Levy, such that each of the named executive officers will be eligible to receive a target annual bonus for 2023 equal to 50%, 45% and 40% of his annual base salary, respectively.
The named executive officers’ other compensation for 2022 was previously reported by the Company in the Summary Compensation Table included in the Company’s prospectus, dated February 9, 2023 (the “Prospectus”), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statements on Form S-1 and Form S-1MEF, as amended (Registration Nos. 333-269282 and 333- 269672, respectively ) and in the Company’s Annual Report on Form 10-K, filed March 15, 2023 (the “Annual Report”). As of the date of the Prospectus and the date of the Annual Report, bonuses for fiscal year 2022 could not be determined and, therefore, were omitted from the Summary Compensation Table in the Prospectus and the Annual Report. In accordance with Item 5.02(f), below is a revised Summary Compensation Table, which includes the bonuses to the named executive officers and revised total compensation figures for 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jon Congleton	2022	416,667	—	—	1,118,118	193,200	12,200	1,740,185
Chief Executive Officer(6)	2021	346,484	175,342	9,536	—	133,000	10,267	674,629
Adam Levy	2022	334,926	—	—	483,500	190,900	7,262	1,016,588
Chief Financial Officer, Chief Business Officer and Secretary(7)
David Rodman, MD	2022	411,458	—	492,064	—	190,785	12,200	1,106,507
Chief Medical Officer(8)	2021	342,153	240,041	95,359	—	131,338	10,533	819,424
__________________
(1)Amounts for fiscal year 2021 reflect one-time bonuses awarded to our named executive officers per the terms of their offer letters with the Company.
(2)The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted during the applicable year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Notes 2 and 8 to our audited financial statements included in the Prospectus and Notes 2 and 7 to our audited financial statements included in the Annual Report. The amounts reported in this column reflect the accounting cost for the stock options and do not reflect the actual economic value that will be realized by the executive upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such awards. See “—Narrative to Summary Compensation Table—Equity-Based Incentive Awards” in the Prospectus and the Annual Report.
(3)The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock awards granted during the applicable year, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Notes 2 and 8 to our audited financial statements included in the Prospectus and Notes 2 and 7 to our audited financial statements included in the Annual Report. The amounts reported in this column reflect the accounting cost for the restricted stock awards and do not reflect the actual economic value that will be realized by the executive upon the vesting of the restricted stock awards or the sale of the common stock underlying such awards. See “—Narrative to Summary Compensation Table—Equity-Based Incentive Awards” in the Prospectus and the Annual Report.
(4)Amounts reflect performance bonuses earned by each executive for the applicable fiscal year.

(5)Amounts reflect company matching contributions to a 401(k) savings plan.
(6)On March 1, 2022, Mr. Congleton’s annual base salary rate was increased from $400,000 to $420,000.
(7)Mr. Levy joined as Chief Financial Officer and Chief Business Officer in March 2022, and therefore the base salary amount set forth in the table above reflects the amount earned for the portion of 2022 in which he was employed by us. Mr. Levy had an annual base salary rate of $415,000 in 2022.
(8)On March 1, 2022, Dr. Rodman’s annual base salary rate was increased from $395,000 to $414,750.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2023	MINERALYS THERAPEUTICS, INC.

	By:	/s/ Adam Levy

	Name:	Adam Levy

	Title:	Chief Financial Officer and Secretary